UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2005
DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure
     In connection with its conversion from an agricultural cooperative association to a non-cooperative corporation, Diamond Foods, Inc. (the “Company”) ceased using the net realizable value (“NRV”) method of accounting for walnut inventories acquired after July 31, 2005, and beginning with its 2006 fiscal year began to use the lower of cost or market method of accounting for such inventories, as required by Generally Accepted Accounting Principles for non-cooperative businesses. In connection with this transition, the Company expects to record a one-time charge to 2006 operations in the amount of approximately $0.14 per share, reflecting the difference between NRV and lower of cost or market accounting for walnut inventories at July 31, 2005. The Company expects to recognize the impact of this charge during the first half of fiscal 2006 as these inventories are sold. The earnings guidance issued by the Company in its press release dated October 27, 2005 does not include the impact of this one-time charge.
      The statements above are "forward-looking statements" subject to risks and uncertainties. These statements speak only as of the date given. A variety of factors could affect the Company's current expectations and the actual results, including fluctuations in availability and price of raw materials, competition and demand for the Company's products, and costs associated with product processing and transportation, which could reduce the Company's margins and profitability. A detailed discussion of factors and other risks that affect the Company's business is contained in the Company's SEC filings, including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K. Copies of these filing are available online at www.sec.gov or on the Company's website.
     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: November 4, 2005	By:	/s/ Seth Halio
		Name:	Seth Halio
		Title:	Executive Vice President, Chief Financial Officer

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